SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to 240.14a-12

                               WEGENER CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                               WEGENER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, JANUARY 25, 2005

To the Stockholders:

      The Annual Meeting of Stockholders of WEGENER CORPORATION, a Delaware corporation, will be held at its home office at 11350 Technology Circle, Duluth, Georgia 30097, on Tuesday, January 25, 2005 at 7:00 p.m., Eastern Standard Time, for the following purposes:

      (a) To elect three Class I directors to hold office until the 2008 Annual Meeting of Stockholders or until their successors shall have been elected and qualified;

      (b) To consider ratification of the appointment of BDO Seidman, LLP as auditors for fiscal year 2005; and

      (c) To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed December 10, 2004 as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. The stock transfer records of Wegener Corporation will not be closed.

      A proxy statement and a proxy solicited by the Board of Directors, together with a copy of the 2004 Annual Report to Stockholders, are enclosed herewith. Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting in person, you are requested to sign and date the enclosed proxy and return it as promptly as possible in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By Order of the Board of Directors


                                        J. Elaine Miller
                                        Secretary
Duluth, Georgia
December 21, 2004

                     PLEASE PROMPTLY COMPLETE AND RETURN THE
                    ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               WEGENER CORPORATION
                             11350 Technology Circle
                              Duluth, Georgia 30097

                                 PROXY STATEMENT

      For the Annual Meeting of Stockholders to be Held on January 25, 2005

General

      This Proxy Statement and the accompanying form of Proxy are being furnished to the stockholders of Wegener Corporation (the "Company") on or about December 21, 2004 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, January 25, 2005 at its home office at 11350 Technology Circle, Duluth, Georgia 30097 at 7:00 p.m. local time and any postponement or adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing a proxy bearing a later date; or (iii) appearing at the meeting and voting in person.

      Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) election of the three nominees as directors; (ii) the ratification of the selection of BDO Seidman, LLP to serve as the independent public accountants for the Company for the fiscal year 2005; and
(iii) the transaction of such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. The Board of Directors does not know of any other business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgment of the person or persons acting thereunder as to what is in the best interests of the Company.

      The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited in person or by telephone or telegram by directors and officers of the Company who will not receive additional compensation for such services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so.

      Holders of record of outstanding shares of the common stock of the Company at the close of business on December 10, 2004 are entitled to notice of and to vote at the meeting. As of December 10, 2004, there were approximately 12,546,051 shares of common stock outstanding. A majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum. Each outstanding share of common stock is entitled to one vote.

      When a quorum is present at the meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders, except for the election of directors. The directors are elected by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote at a meeting of stockholders at which a quorum is present. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner, and does not have discretionary power. An abstention from voting by a stockholder on proposals other than the election of directors and ratification of accountants will have the same effect as a vote against such proposal. Broker "non-votes" are not counted for purposes of determining whether proposals other than the election of directors and ratification of accountants have been approved, which will also have the same effect as a vote against such proposals.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of December 10, 2004 with respect to ownership of the outstanding common stock of the Company by (i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding common stock of the Company, including their addresses, (ii) each director, director nominee and executive officer of the Company and (iii) all directors and executive officers of the Company as a group:

                                                            Amount
                                                              and
                                                            Nature of         Percent
                                             Director      Beneficial           of
           Name                                Since       Ownership(1)        Class
           ----                              --------      ------------       -------
Robert A. Placek                               1987        1,965,987(2)        15.4%

C. Troy Woodbury, Jr                           1989          245,084(3)         1.9%

Joe K. Parks                                   1992           37,900(4)           *

Thomas G. Elliot                               1998           33,800(5)           *

Wendell H. Bailey                              2003           13,000(5)           *

Ned L. Mountain                                2003           77,936(6)           *

Phylis A. Eagle-Oldson                         2004           10,000(5)           *

David E. Chymiak                                N/A        1,115,845(7)         8.9%

Henry Partners, L.P., et al. (8)                N/A          667,000(8)         5.3%

All executive officers and directors as a
group (7 persons)                                          2,383,707(9)        18.1%

----------
*     Less than 1%

(1) Includes stock options currently exercisable or exercisable within 60 days of the record date.

(2) Includes 29,267 shares held in a 401(k) plan and stock options to purchase 249,650 shares. Mr. Placek's business address is 11350 Technology Circle, Duluth, Georgia 30097.

(3) Includes 22,759 shares held in a 401(k) plan and 205,825 shares subject to stock options.

(4)   Includes stock options to purchase 36,900 shares.

(5)   Represents stock options to purchase common stock.

(6) Includes 6,389 shares held in a 401(k) plan and 52,500 shares subject to stock options.

(7) The information regarding Mr. Chymiak is based solely on a Schedule 13G filed by Mr. Chymiak with the Securities and Exchange Commission on October 13, 2003. Mr. Chymiak's address is 1605 E. Iola, Broken Arrow, Oklahoma 74102.

(8) All information is based solely upon a Schedule 13G dated May 5, 2004 filed by a group of reporting persons comprised of Henry Partners, L.P., Matthew Partners, L.P., The Coast Fund, L.P. and Henry Investment Trust, L.P. ("HIT"). According to the Schedule 13G, Henry Partners, L.P. possesses sole voting and dispositive powers with respect to 335,000 shares, or 2.7% of the outstanding common stock; Matthew Partners, L.P. possesses sole voting and dispositive powers with respect to 107,000 shares, or 0.9% of the outstanding common stock; The Coast Fund, L.P. possesses shared dispositive power with respect to 225,000 shares, or 1.8% of the outstanding common stock; and HIT possesses sole voting power and shared dispositive power (with The Coast Fund, L.P.) with respect to 225,000 shares, or 1.8% of the outstanding common stock. HIT is the general partner of each of Henry Partners, L.P. and Matthew Partners, L.P. HIT is also the manager of an account under an agreement with The Coast Fund, L.P., which holds 225,000 shares of common stock of the Company.

(9) Includes 58,415 shares held in a 401(k) plan and 601,675 shares subject to stock options.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

      The Company's Board of Directors presently consists of seven directors, elected to staggered three-year terms.

      On January 20, 2004, Phylis A. Eagle-Oldson was unanimously elected by the Board of Directors as a Class I director following expansion of the Board of Directors from six to seven members.

      The terms of Ms. Eagle-Oldson, Joe K. Parks and C. Troy Woodbury, Jr. will expire at the upcoming Annual Meeting of Stockholders. The independent directors of the Company have nominated Ms. Eagle-Oldson and Messrs. Parks and Woodbury for reelection as Class I directors of the Company to serve for a term of three years, expiring in January 2008. Unless otherwise directed, the proxies will be voted at the meeting for the election of the foregoing nominees or, in the event of any unforeseen contingency, for a different person as substitute. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FOREGOING NOMINEES.

      Phylis A. Eagle-Oldson, age 55, Class I director, has served as a director of the Company since January 20, 2004. Since 1999, Ms. Eagle-Oldson has served as President and Chief Executive Officer of the Emma L. Bowen Foundation, a media industry-sponsored initiative to develop diversity within the telecommunications industry. From 1980 to 1999, Ms. Eagle-Oldson was employed by National Cable and Telecommunications Association (NCTA), serving as its Vice President, Administration and Finance, from 1985 to 1999.

      C. Troy Woodbury, Jr., age 57, Class I director, has served as Treasurer and Chief Financial Officer of the Company since June 1988, and as a director of the Company since December 1989. He also has served as Treasurer and Chief Financial Officer of WCI since September 1992, and as Senior Vice President of Finance since March 2002. Mr. Woodbury served as Executive Vice President of WCI from July 1995 to March 2002 and as Chief Operating Officer of WCI from September 1992 to June 1998. Prior to joining the Company in 1988, Mr. Woodbury served as Group Controller for Scientific-Atlanta, Inc. from March 1975 to June 1988.

      Joe K. Parks, age 69, retired, Class I director, served as Laboratory Director, Threat Systems Development Laboratory of the Georgia Tech Research Institute, a department of the Georgia Institute of Technology, from 1980 to July 1996. Mr. Parks continues to serve as a part-time consultant to the Research Institute. The principal business of the Threat Systems Development Laboratory is to design and manufacture radar systems which simulate enemy threats. Mr. Parks has served as a director of the Company since May 1992.

      The directors whose terms do not expire at the upcoming Annual Meeting are as follows:

      Robert A. Placek, age 66, Class II director, has served as a director of the Company since August 1987, as Chairman of the Board of Directors since May 1994 and as President and Chief Executive Officer since August 1987. Mr. Placek served as President of WCI from 1979 to June 1998 and from March 2002 to the present. He has served as Chairman of the Board and Chief Executive Officer and a director of WCI since 1979. His term of office expires in January 2006.

      Wendell H. Bailey, age 58, Class II director, has served as a director of the Company since February 2003. Since 1998, Mr. Bailey has served as Chief Technologist, Advanced Broadband Technology, of National Broadcasting Company, Inc. (NBC). From 1981 through 1997, Mr. Bailey served as Vice President, Science and Technology, of National Cable Television Association (NCTA). His term of office expires in January 2006.

      Thomas G. Elliot, age 62, Class III director, has served as a director of the Company since September 1998 and as Senior Vice President, Technical Projects, at CableLabs (Cable Television Laboratories, Inc.), a research and development consortium of cable television system operators representing most of the cable subscribers in North America, since July 1997. From 1993 to July 1997, Mr. Elliot served as a Senior Vice President of Telecommunications, Inc. His term of office expires in January 2007.

      Ned L. Mountain, age 56, Class III director, has served as a director of the Company since May 2003. Mr. Mountain has been Executive Vice President of WCI since March 2002. He served as Senior Vice President of Business Development of WCI from 1996 to March 2002, and as Vice President European Operations of WCI in 1994 and 1995. Mr. Mountain held numerous sales and marketing positions with WCI from 1981 to 1994, and served as Corporate Senior Engineer of UA-Columbia Cablevision from 1979 to 1981. His term of office expires in January 2007.

                     CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence

      The Board of Directors presently consists of seven members. The Board of Directors has determined that Ms. Eagle-Oldson and Messrs. Bailey, Elliot and Parks have no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals are independent under the rules and listing standards of the Nasdaq Stock Market ("NASDAQ").

Committees of the Board of Directors

      The Board of Directors has standing Audit, Executive and Compensation, and Incentive Plan Committees. The Board of Directors does not have a standing nominating committee. See "Nomination of Directors."

      The Audit Committee is composed of Ms. Eagle-Oldson and Messrs. Elliot, Parks and Bailey and held four meetings during the fiscal year ended September 3, 2004. The members of the Audit Committee are independent, as such term is defined by NASDAQ listing standards. The function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, and to perform such other functions as described in the Audit Committee Charter of the Company. The Audit Committee considers the scope, approach, effectiveness and recommendations of the audit performed by the independent accountants; determines and prescribes limits upon the types of non-audit professional services that may be provided by the independent accountants without adverse effect on the independence of such accountants; recommends the appointment of independent accountants; and considers significant accounting methods adopted or proposed to be adopted.

      The Executive and Compensation Committee ("Compensation Committee") is composed of Ms. Eagle-Oldson and Messrs. Bailey and Elliot and did not meet during the fiscal year ended September 3, 2004. The function of the Executive and Compensation Committee is to consider and approve compensation arrangements for the Company's senior management and the adoption of any benefit plans in which officers and directors are eligible to participate.

      The Incentive Plan Committee is composed of Ms. Eagle-Oldson and Messrs. Bailey and Elliot and acted three times by unanimous written consent during the fiscal year ended September 3, 2004. The Incentive Plan Committee is responsible for recommending the key employees who will receive awards under the 1988 Incentive Plan, the 1989 Directors' Incentive Plan and the 1998 Incentive Plan ("Incentive Plans"), the award amount or number of shares of stock to be granted, and the terms and conditions of each award.

Audit Committee Financial Expert

      The Board of Directors of the Company has determined that Phylis Eagle-Oldson qualifies as an "audit committee financial expert," as such term is currently defined by the Securities and Exchange Commission ("SEC"). Ms. Eagle-Oldson is "independent" as that term is defined under the rules and listing standards of NASDAQ. The Board of Directors has also determined that each current member of the Audit Committee has past employment experience or background which results in such individual's financial sophistication as required by NASDAQ, including, but not limited to, the ability to understand generally accepted accounting principles ("GAAP"), financial statements and internal controls and procedures, as well as the ability to assess the general application of GAAP. Each member of the Audit Committee understands Audit Committee functions, and the Board of Directors believes that the members of the Audit Committee possess the requisite knowledge and experience to adequately perform their duties under the Audit Committee Charter.

Meetings of the Board of Directors

      The Board of Directors of the Company held six meetings and acted four times by unanimous written consent during the fiscal year ended September 3, 2004. During fiscal 2004, each director attended at least 75% of all meetings of the Board of Directors and Committee(s) on which he or she served.

Compensation of Directors

      During fiscal 2004, the Board of Directors approved compensation arrangements for non-employee directors. Each non-employee director is paid an annual retainer of $5,000, and for each meeting of the Board of Directors or any committee of the Board on which a non-employee director serves, such director is paid $1,000 for attendance in person and $300 for attendance by telephone conference. Directors are reimbursed for reasonable out-of-pocket expenses. Pursuant to the Company's 1998 Incentive Plan, each non-employee director receives an option to purchase 3,000 shares of Common Stock on the last day of December of each year at an exercise price equal to the fair market value on such date. These options are exercisable for ten years. On December 31, 2003, each of Messrs. Bailey, Elliot and Parks was granted an option to purchase 3,000 shares, respectively, at an exercise price of $2.08.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      During early fiscal 2004, the Executive and Compensation Committee was comprised of Mr. Bailey, Mr. Elliot and Robert A. Placek. Mr. Placek is Chairman of the Board, President and Chief Executive Officer of the Company. In December 2003, Mr. Placek resigned from this Committee. See "Report of the Executive and Compensation Committee on Executive Compensation."

Nomination of Directors

      The Board of Directors does not have a separately constituted Nominating Committee and, consequently, has no Nominating Committee Charter. The Board of Directors is presently comprised of seven members, four of whom are "independent" within the meaning the Nasdaq Director Independence Standards. The Board believes that it is appropriate under circumstances where the Board is comprised of only seven members not to have a separate Nominating Committee. Only the independent members of the Board of Directors participate in the consideration of director nominees for election to the Board of Directors of the Company and director nominees are nominated by a majority vote of the independent directors. Generally, director nominees shall be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful business experience and an understanding and appreciation of the major business issues facing the Company. The Board of Directors does not have a formal process for identifying and evaluating nominees for director, but will assess the composition of the Board on a regular and continuing basis and utilize both internal and external resources as it deems necessary or desirable to identify and evaluate potential nominees. Absent special circumstances, the independent members of the Board of Directors will continue to nominate qualified incumbent directors whom the independent directors believe will continue to make important contributions to the Board of Directors.

      The Board of Directors will consider for possible nomination qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified nominee for consideration shall submit complete information as to the identity and qualifications of that person to the Secretary of the Company at 11350 Technology Circle, Duluth, Georgia 30097. The Bylaws of the Company provide that no nomination submitted by a stockholder will be submitted to a stockholder vote at an annual meeting unless the Secretary of the Company has received written notice of the nomination on or prior to the date which is 60 days prior to the first anniversary of the date on which the Company first mailed proxy materials for the prior year's annual meeting. Such notice must include the following:

      (i) the name and address of the nominating stockholder;

      (ii) a representation that the stockholder is a stockholder of the Company and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

      (iii) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the Board;

      (iv) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

      (v) the written consent of each nominee to serve as a director of the Company if so elected; and

      (vi) such other information as may be required by applicable law or regulation.

      Ms. Phylis A. Eagle-Oldson is standing for election by stockholders for the first time at the 2005 Annual Meeting. Ms. Eagle-Oldson was originally identified as a possible candidate by one of the independent members of the Board of Directors, and following interviews with each member of the Board of Directors (either in person or by telephone conference), the Board of Directors unanimously voted to elect Ms. Eagle-Oldson to the Board. The independent members of the Board of Directors have nominated Ms. Eagle-Oldson for election at the 2005 Annual Meeting.

Stockholder Communications with the Board

      The Board of Directors has implemented a process for stockholders to send communications to the Board. Any stockholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of the Company at 11350 Technology Circle, Duluth, Georgia 30097. The Secretary of the Company shall promptly forward all such communications to the Board or such individual directors.

      Although the Company does not have a formal policy with regard to Board members' attendance at Annual Meetings, it is the Company's practice historically to hold a meeting of the Board of Directors prior to each year's Annual Meeting of Stockholders, and therefore the Company's directors generally attend the Annual Meeting of Stockholders following the Board meeting. All directors of the Company attended the 2004 Annual Meeting of Stockholders.

Code of Ethics

      The Company has adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees of the Company and its subsidiaries. A copy of the Company's Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the year ended August 29, 2003 and such Code is posted on the Company's website at www.wegener.com.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 2004, all Section 16(a) filing requirements were complied with by its officers and directors, except as follows: Robert Placek, Troy Woodbury and Ned Mountain each filed one Form 4 late reporting one transaction with respect to the grant of a stock option.

                             EXECUTIVE COMPENSATION

      The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each other executive officer of the Company or WCI whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers") for the fiscal years ended September 3, 2004, August 29, 2003 and August 30, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long Term
                                                                                               Compensation
                                                                                         --------------------------
                                                        Annual Compensation                       Awards
---------------------------------------------------------------------------------------  --------------------------
                                                                                                       Securities
              Name                                                          Other        Restricted    Underlying        All
               and                                                          Annual          Stock       Options/        Other
            Principal              Fiscal     Salary        Bonus        Compensation     Award(s)        SARs       Compensation
            Position                Year      ($)(a)          ($)            ($)              ($)         (#)           ($)(b)
---------------------------------------------------------------------------------------------------------------------------------
Robert A. Placek                   2004       182,522        500               -0-           -0-         50,000         25,017
   Chairman of the Board,          2003       179,078        500               -0-           -0-          -0-           23,428
   President and Chief             2002       179,078        -0-               -0-           -0-         84,150         22,468
   Executive Officer; Director

C. Troy Woodbury, Jr.              2004       133,951        500               -0-           -0-         25,000         7,962
   Treasurer and Chief             2003       131,424        500               -0-           -0-          -0-           6,373
   Financial Officer;              2002       131,424        -0-            58,339(c)        -0-         89,575         5,413
   Director

Ned L. Mountain                    2004       142,692        500               -0-           -0-         50,000         5,088
   Executive Vice President        2003       138,269        500               -0-           -0-          -0-           3,830
   of WCI                          2002       110,000        -0-            13,351(d)        -0-         20,000         2,750

----------
(a) Salary for fiscal 2004 reflects a 53-week fiscal year, compared to a 52-week year in fiscal 2003 and 2002.
(b) Represents amounts contributed by the Company pursuant to the Company's 401(k) plan and life insurance premiums paid by the Company, as follows:

       Name              Fiscal Year   Insurance Premiums   401(k) Contributions
       ----              -----------   ------------------   --------------------
Robert A. Placek            2004              $17,055            $7,962
                            2003               17,055             6,373
                            2002               17,055             5,413

C. Troy Woodbury, Jr.       2004                -0-               7,962
                            2003                -0-               6,373
                            2002                -0-               5,413

Ned L. Mountain             2004                -0-               5,088
                            2003                -0-               3,830
                            2002                -0-               2,750


(c)   Represents cash payment in lieu of vacation.
(d)   Represents sales incentive commissions.

Stock Option Plans

      The following options were granted to the Named Executive Officers during the fiscal year ended September 3, 2004 under the Company's Incentive Plans:

                        Option Grants in Last Fiscal Year

                                          Individual Grants

                                       % of Total                                   Potential Realizable Value
                                        Options                                     at Assumed Annual Rates of
                          Shares       Granted to    Exercise                      Stock Price Appreciation for
                        Underlying    Employees in     Price                             Option Term(2)
                         Options         Fiscal         Per       Expiration       ----------------------------
           Name          Granted(1)       Year         Share          Date            5%               10%
           ----           -------       -------        -----          ----           ---               ---
Robert A. Placek          50,000          9.8%         $2.21        12/16/13        $69,493         $176,109

C. Troy Woodbury, Jr.     25,000          4.9%          2.21        12/16/13         34,746           88,054

Ned L. Mountain           50,000          9.8%          2.21        12/16/13         69,493          176,109

----------
(1) These options become exercisable at the rate of 25% annually beginning December 15, 2004.
(2) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

      The following table provides certain information concerning each exercise of stock options under the Company's Incentive Plans during the fiscal year ended September 3, 2004, by the Named Executive Officers and the fiscal year end value of unexercised options held by such persons:

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                                                      Value ($) of
                                                            Number of Securities      Unexercised
                                                                 Underlying           In-the-Money
                                                             Unexercised Options   Options at Fiscal
                                                             at Fiscal Year End        Year End
                         Shares Acquired        Value           Exercisable/          Exercisable/
            Name         on Exercise (#)     Realized ($)      Unexercisable        Unexercisable(1)
            ----         ---------------     ------------   --------------------    ----------------
Robert A. Placek                    0               0            237,150/50,000         25,245/ 0

C. Troy Woodbury, Jr.               0               0            199,575/25,000         30,073/ 0

Ned L. Mountain                10,000           5,510             40,000/50,000          9,200/ 0

----------
(1) The market value of the Company's common stock on September 3, 2004 was $1.30 per share. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's common stock exceeds the exercise price when the options are exercised.

Equity Compensation Plan Information

      The following table summarizes information as of September 3, 2004 regarding the Company's common stock reserved for issuance under the Company's equity compensation plans.

                                                                                              Number of Securities
                                                                                             Remaining Available for
                                                                     Weighted-Average         Future Issuance Under
                                        Number of Securities to       Exercise Price          the Plans (Excluding
                                        be Issued Upon Exercise       of Outstanding         Securities Reflected in
                                         of Outstanding Options           Options                  Column (a))
           Plan Category                          (a)                       (b)                        (c)
------------------------------------    -------------------------    ------------------     --------------------------
Equity Compensation Plans Approved             1,527,781                   $1.65                     495,419
    by Security Holders
Equity Compensation Plans                       100,000                    $5.63                      - 0 -
    Not Approved by Security
    Holders(1)

    TOTAL                                      1,627,781                   $1.89                     495,419

----------
(1) Represents a compensation arrangement pursuant to an agreement with a third party to provide a national financial relations program for the Company, which agreement terminated in fiscal 2001.

Retention Agreements

      On May 2, 2003, following the approval and recommendation of a committee of the Board of Directors consisting solely of independent directors, Wegener entered into retention agreements with each of the Named Executive Officers and certain of its other key employees. Under the agreements with the Named Executive Officers, in the event of a change in control of Wegener, each such officer will be entitled to receive a cash payment of 2.5 times his annual salary and continued insurance benefits for a period of 30 months.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" which describes certain business relationships between the Company and certain of its directors.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report, the Report of the Board of Directors on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                             AUDIT COMMITTEE REPORT

      For the fiscal year ended September 3, 2004, the Audit Committee has reviewed and discussed the audited financial statements with management, has discussed with the independent auditors the matters required to be discussed by SAS 61 and has received the written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent accountants the independence of the independent accountants. Based on the foregoing meetings, reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2004 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

      This report is submitted by each member of the Company's Audit Committee, as follows:

--------------------------------------------------------------------------------
      PHYLIS A. EAGLE-OLDSON, CHAIRPERSON           THOMAS G. ELLIOT
      WENDELL H. BAILEY                             JOE K. PARKS
--------------------------------------------------------------------------------

      The Board of Directors of the Company has adopted a written charter for the Audit Committee, a copy of which was included as an appendix to the Company's Proxy Statement for the 2004 Annual Meeting. The members of the Audit Committee are independent, as such term is defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

               REPORT OF THE EXECUTIVE AND COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The Company has an Executive and Compensation Committee ("Committee") comprised of three non-employee directors of the Company. The Committee is responsible for the review of the performance of the Chief Executive Officer as well as the other executive officers of the Company. The performance of the Chief Executive Officer and the other executive officers of the Company is reviewed in light of the performance of the Company and the Company's working capital position and prospects. The Committee does not assign relative weights to the factors considered in setting compensation, but rather considers all factors as a whole. In determining compensation levels, the Committee has not set specific performance targets for officers to attain in order to earn any specific component of compensation.

      In past years, the Committee and the Board of Directors have considered other companies in the telecommunications industry and reviewed, to the extent such information was available, the compensation paid to the chief executive officer and other executive officers of those companies. As a result of such review, the Board of Directors has concluded that the compensation levels of the Company's Chief Executive Officer and other executive officers are in the lower range of compensation paid by comparably situated companies. There have been no material increases in salary or bonus paid to the Named Executive Officers in the past three fiscal years.

      During fiscal 2003, a committee of the Board consisting solely of independent directors approved the Company entering into retention agreements with each of the Named Executive Officers and certain of its other employees pursuant to which the Named Executive Officers will be entitled to receive a cash payment of 2.5 times his annual salary and continued insurance benefits for a period of 30 months in the event of a change in control of the Company.

      At the present time, the Company maintains its 1998 Incentive Plan for the purpose of awarding options and other compensation to its directors, executive officers and other key employees. Stock options were granted to the Named Executive Officers during fiscal 2004 as described herein under "Stock Option Plans."

      The Company's future compensation policies will be developed in light of the Company's profitability and with the goal of rewarding members of management for their contributions to the Company's success.

Wendell H. Bailey            Phylis A. Eagle-Oldson             Thomas G. Elliot

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the Nasdaq Stock Market (U.S. Companies) and the Index for the Nasdaq Telecommunications Stocks for the period of five fiscal years commencing September 4, 1999 and ending September 3, 2004. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on September 3, 1999.

                              [PERFORMANCE GRAPH]

                                                     Cumulative Total Return
                                ----------------------------------------------------------------
                                 9/3/99      9/1/00    8/31/01    8/30/02    8/29/03     9/3/04
WEGENER CORPORATION             $100.00     $139.31     $41.14     $56.00    $138.86     $74.29
NASDAQ STOCK MARKET (U.S.)       100.00      176.26      64.34      50.28      57.07      60.25
NASDAQ TELECOMMUNICATIONS        100.00      133.08      43.75      27.29      47.22      48.67

                                 AGENDA ITEM TWO
                             APPOINTMENT OF AUDITORS

      The firm of BDO Seidman, LLP, registered public accountants, audited the financial statements of the Company for the fiscal year ended September 3, 2004. The Audit Committee of the Board of Directors has selected this same firm to audit the financial statements of the Company for the current fiscal year and proposes that the stockholders ratify this selection at the Annual Meeting. Neither such firm nor any of its members or associates has or has had during the past year any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with their professional engagement.

      Stockholder ratification of this appointment is not required. Management has submitted this matter to the stockholders because it believes the stockholders' views on the matter should be considered, and if the proposal is not approved, management may reconsider the appointment. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting to respond to stockholders' questions and will have an opportunity to make any statements they consider appropriate.

      Principal Accountant Fees and Services. The following is a summary of the fees and expenses billed to the Company by BDO Seidman, LLP for professional services rendered for the fiscal years ended September 3, 2004 and August 29, 2003, all of which were approved by the Audit Committee:

Fee Category                             Fiscal 2004 Fees     Fiscal 2003 Fees
------------                             ----------------     ----------------

Audit Fees .........................         $159,900              $132,348
Audit-Related Fees .................           12,538                17,587
Tax Fees ...........................           15,000                15,000
All Other Fees .....................               --                    --
                                             --------              --------

Total Fees .........................         $187,438              $164,935
                                             ========              ========

      Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services include meetings and consultation on various accounting matters ($9,538) and progress billing on audit of employee benefit plan ($3,000) in 2004; and meetings and consultation on various accounting matters ($10,087) and audit of employee benefit plan ($7,500) in 2003.

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

      All Other Fees. None.

Audit Committee Pre-Approval Policies and Procedures

      The Audit Committee has developed a pre-approval policy for the audit and permissible non-audit services to be provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The pre-approval policy is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required periodically to report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee can also pre-approve particular services on a case-by-case basis.

Recommendation of the Board of Directors

      The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of BDO Seidman, LLP to serve as the Company's independent auditors for the fiscal year ending September 2, 2005.

                AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND
                               REPORT ON FORM 10-K

      Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 2004 Annual Report to Stockholders (which includes the Annual Report on Form 10-K) that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended September 3, 2004, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to Mr. James T. Traicoff, Controller, at the offices of the Company, 11350 Technology Circle, Duluth, Georgia 30097. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents. These documents and other information may also be accessed from the Company's website at www.wegener.com.

                 STOCKHOLDERS' PROPOSALS FOR 2006 ANNUAL MEETING

      Stockholders may submit proposals appropriate for stockholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. Proposals by stockholders intended to be presented at the 2006 Annual Meeting must be received by the Company no later than August 19, 2005 in order to be included in the Company's proxy materials for that meeting. Such proposals should be directed to Wegener Corporation, Attention: Corporate Secretary, 11350 Technology Circle, Duluth, Georgia 30097. In connection with the Company's Annual Meeting of Stockholders to be held in 2006, if the Company does not receive notice of a matter or proposal to be considered by November 1, 2005, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                     GENERAL

      The cost of this proxy solicitation will be paid by the Company. Solicitations will be made by mail but in some cases may also be made by telephone or personal call of officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company will also pay the cost of supplying necessary additional copies of the solicitation material and the Company's Annual Report to Stockholders for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees, and upon request, the Company will pay the reasonable expenses of record holders for mailing such materials to the beneficial owners.

      Management knows of no other matters to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

      In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure a required quorum, please sign, date and return your proxy promptly. In the event you are able to attend, we will, if you request, cancel the proxy.

                                        By Order of the Board of Directors,


                                        J. Elaine Miller
                                        Secretary
December 21, 2004

                               WEGENER CORPORATION

      This Proxy is solicited on behalf of the Board of Directors for use at the 2005 Annual Meeting of Stockholders to be held on January 25, 2005 at 7:00 p.m., Eastern Standard Time.

      The undersigned hereby appoints Robert A. Placek and C. Troy Woodbury, Jr. and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Stockholders of Wegener Corporation (the "Company") to be held on Tuesday, January 25, 2005 at 7:00 p.m., local time, at the offices of the Company, 11350 Technology Circle, Duluth, Georgia 30097, and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to cast if personally present, on the following matters:

(1) To elect the following nominees as Class I directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified:

      Phylis A. Eagle-Oldson    Joe K. Parks    C. Troy Woodbury, Jr.

      |_| FOR the nominees listed above                |_| WITHHOLD AUTHORITY to
           (except as indicated to the contrary below)     vote for the nominees

      (To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the line below:)

      --------------------------------------------------------------------------

(2) To ratify the appointment of BDO Seidman, LLP as auditors for the Company and its subsidiaries for the fiscal year 2005; and

                     |_| FOR   |_| AGAINST   |_| ABSTAIN

(3) To transact and to vote in favor of or against such other business as may properly come before the meeting or any adjournment thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE NOMINEES REFERRED TO IN PARAGRAPH (1), FOR THE PROPOSITION REFERRED TO IN PARAGRAPH (2), AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY MATTERS UNDER PARAGRAPH (3).

                                        The undersigned revokes all prior
                                        proxies to vote the shares covered by
                                        this proxy.


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature

                                        Date:
                                             -----------------------------------
                                        (When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give title as such. If
                                        stockholder is a corporation, corporate
                                        name should be signed by an authorized
                                        officer and the corporate seal affixed.
                                        For joint accounts, each joint owner
                                        should sign.)

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.